Exhibit 3.17.6

The United States of America

CERTIFICATE OF REGISTRATION

PRINCIPAL REGISTER

The Mark shown in this certificate has been registered in the United States Patent and Trademark Office to the named registrant.

The records of the United States Patent and Trademark Office show that an application for registration of the Mark shown in this Certificate was filed in the Office; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Director of the United States Patent and Trademark Office; and that the Applicant is entitled to registration of the Mark under the Trademark Act of 1946, as Amended.

A copy of the Mark and pertinent data from the application are part of this certificate.

To avoid CANCELLATION of the registration, the owner of the registration must submit a declaration of continued use or excusable non-use between the fifth and sixth years after the registration date. *(See next page for more information.) Assuming such a declaration is properly filed, the registration will remain in force for ten (10) years, unless terminated by an order of the Commissioner for Trademarks or a federal court. (See next page for information on maintenance requirements for successive ten-year periods.)*

John Doll

Acting Director of the United States Patent and Trademark Office

Int. Cl.: 39 Prior U.S. Cls.: 100 and 105 United States Patent and Trademark Office	Reg. No. 3,569,471 Registered Feb. 3, 2009

SERVICE MARK
PRINCIPAL REGISTER

CRYOPORT SYSTEMS, INC. (NEVADA COR-
   PORATION)
20382 BARENTS SEA CIRCLE
LAKE FOREST, CA  92630

     FOR:  TRANSPORTATION BY TRUCK, TRAIN OR AIR OF TEMPERATURE SENSITIVE MATERIALS IN THE NATURE OF LIVE CELL BIOLOGICALS AND OTHER FROZEN BIOLOGICAL MATERIAL, IN CLASS 39 (U.S. CLS. 100 AND 105).

     FIRST USE 11-0-2006; IN COMMERCE 7-0-2007.

      NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "EXPRESS", APART FROM THE MARK AS SHOWN.

     THE MARK CONSISTS OF A RENDERING OF THE WORDS "CRYOPORT EXPRESS" WITH A RECIRCULATING DOUBLE ARROW PASSING THE LETTER "X" IN THE WORD "EXPRESS".

     SER NO. 77-486-673, FILED 5-29-2008

TIMOTHY FINNEGAN, EXAMINING ATTORNEY